Exhibit 16





Office of the Chief Accountant -
    SECPS Letter File
Securities and Exchange Commission
Mail Stop 7561
100 F Street N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 4, 2006 of Stem Cell Therapy International, Inc. and are in agreement with the statements contained in section (a) as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
August 4, 2006